UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 19, 2009 (March 13, 2009)

NetFabric Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21419	76-0307819
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

299 Cherry Hill Road, Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (973) 537-0077

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

See Item 2.03.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 13, 2009, NetFabric Holdings, Inc. (the “Company”), along with its wholly-owned subsidiary, NetFabric Technologies, Inc., d/b/a UCA Services, Inc. (“UCA”) entered into a Convertible Note Purchase Agreement dated March 12, 2009 with Fortify Infrastructure Services, Inc. (“Fortify). Pursuant to the Convertible Note Purchase Agreement, Fortify purchased a Secured Convertible Promissory Note (the “Note”) from UCA in the principal amount of $5 million with the Company being a guarantor for UCA’s borrowings.

The Note has a six-month term, and bears interest at 8% per annum, compounded annually. The Note is secured by (i) all of the assets of UCA and the Company and (ii) all of the equity securities of UCA currently owned or hereafter acquired by the Company. At the exclusive option of Fortify, Fortify may convert the entire principal amount of and accrued and unpaid interest on the Note into shares of Series A Preferred Stock of UCA.  The conversion price shall be at a price equal to the price per share reflecting a valuation of UCA equal to $5 million, on an as-converted basis.

Fortify, UCA and the Company also entered into a Credit Agreement whereby Fortify agreed to provide UCA a revolving line of credit of up to $1 million for working capital purposes. Amounts borrowed under the line of credit are secured by (i) all of the assets of UCA and the Company and (ii) all of the equity securities of UCA currently owned or hereafter acquired by the Company.

Fortify, UCA and the Company also entered into an Option and Purchase Agreement (“Option Agreement’). Pursuant to the Option Agreement, Fortify has an option to acquire all of the outstanding shares of common stock of UCA. Upon effectiveness of the Company’s Definitive Schedule 14 C Information Statement to be filed with the Securities and Exchange Commission (the “SEC”) in connection with certain actions taken by the written consent of holders of a majority of the Company’s outstanding common stock approving the terms of the Option Agreement, Fortify will exercise the option. Upon exercise of the Option, the Company will be released from the guaranty obligations of the Note. Fortify will pay the Company $500,000 one year from the date the option is exercised. In addition, Fortify will pay additional amounts to the Company and certain employees of UCA based on UCA’s performance during the periods specified in the Option Agreement.

The Company plans to file a Schedule 14C Information Statement with the SEC shortly after completion of its audit for the years ended December 31, 2007 and 2008.

The Company used approximately $3 million from the proceeds of the Note to repay all amounts owed to Laurus Master Fund. The balance of the proceeds will be used for repayment of debt, other payables and for working capital purposes.

Item 3.02.	Unregistered Sales of Equity Securities.

See Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 99.1	Convertible Note Purchase Agreement, dated March 12, 2009, by and among NetFabric Technologies, Inc., d/b/a UCA Services, Inc., Netfabric Holdings Inc. and Fortify Infrastructure Services, Inc.

Exhibit 99.2	Secured Convertible Promissory Note, dated March 12, 2009, by and among NetFabric Technologies, Inc., d/b/a UCA Services, Inc., Netfabric Holdings Inc. and Fortify Infrastructure Services, Inc.

Exhibit 99.3	Credit Agreement, dated March 12, 2009, by and among NetFabric Technologies, Inc., d/b/a UCA Services, Inc., Netfabric Holdings Inc. and Fortify Infrastructure Services, Inc.

Exhibit 99.4	Security Agreement, dated March 12, 2009, by and among NetFabric Technologies, Inc., d/b/a UCA Services, Inc., Netfabric Holdings Inc. and Fortify Infrastructure Services, Inc.

Exhibit 99.5	Stock Pledge Agreement, dated March 12, 2009, by between Netfabric Holdings Inc. and Fortify Infrastructure Services, Inc.

Exhibit 99.6	Option and Purchase Agreement, dated March 12, 2009, by and among NetFabric Technologies, Inc., d/b/a UCA Services, Inc., Netfabric Holdings Inc. and Fortify Infrastructure Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFABRIC HOLDINGS, INC.

Date: March 19, 2009	By:	/s/ Fahad Syed
Name: Fahad Syed
Title: Chairman and CEO

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Convertible Note Purchase Agreement, dated March 12, 2009, by and among NetFabric Technologies, Inc., d/b/a UCA Services, Inc., Netfabric Holdings Inc. and Fortify Infrastructure Services, Inc.

Exhibit 99.2	Secured Convertible Promissory Note, dated March 12, 2009, by and among NetFabric Technologies, Inc., d/b/a UCA Services, Inc., Netfabric Holdings Inc. and Fortify Infrastructure Services, Inc.

Exhibit 99.3	Credit Agreement, dated March 12, 2009, by and among NetFabric Technologies, Inc., d/b/a UCA Services, Inc., Netfabric Holdings Inc. and Fortify Infrastructure Services, Inc.

Exhibit 99.4	Security Agreement, dated March 12, 2009, by and among NetFabric Technologies, Inc., d/b/a UCA Services, Inc., Netfabric Holdings Inc. and Fortify Infrastructure Services, Inc.

Exhibit 99.5	Stock Pledge Agreement, dated March 12, 2009, by between Netfabric Holdings Inc. and Fortify Infrastructure Services, Inc.

Exhibit 99.6	Option and Purchase Agreement, dated March 12, 2009, by and among NetFabric Technologies, Inc., d/b/a UCA Services, Inc., Netfabric Holdings Inc. and Fortify Infrastructure Services, Inc.